                                  SCHEDULE 13G

---------------------                                        -------------------
CUSIP NO. 608507 10 9                                        PAGE 11 OF 11 PAGES
---------------------                                        -------------------

                                    EXHIBIT 1

                            JOINT FILING AGREEMENT OF
                       AMPERSAND 1995 LIMITED PARTNERSHIP,
                 AMP-95 MANAGEMENT COMPANY LIMITED PARTNERSHIP,
                               AMP-95 MCLP LLP AND
                               RICHARD A. CHARPIE

         The undersigned persons agree and consent pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, as of the date set forth below, to the joint filing on their behalf of the Schedule 13G/A to which this
Exhibit is attached, in connection with their beneficial ownership of the common stock of Moldflow Corporation at December 31, 2003 and agree that such statement is filed on behalf of each of them.

AMPERSAND 1995 LIMITED PARTNERSHIP

By: AMP-95 Management Company Limited Partnership, its General Partner
By: AMP-95 MCLP LLP, its General Partner

By: /s/ Richard A. Charpie
    ------------------------------------------
    Richard A. Charpie, its Managing Partner
    Dated:  February 12, 2004

AMP-95 MANAGEMENT COMPANY LIMITED PARTNERSHIP
By: AMP-95 MCLP LLP, its General Partner

By: /s/ Richard A. Charpie
    ------------------------------------------
    Richard A. Charpie, its Managing Partner
    Dated:  February 12, 2004

AMP-95 MCLP LLP

By: /s/ Richard A. Charpie
    ------------------------------------------
    Richard A. Charpie, its Managing Partner
    Dated:  February 12, 2004

RICHARD A. CHARPIE

/s/ Richard A. Charpie
----------------------------------------------
Richard A. Charpie
Dated:  February 12, 2004